Exhibit 10.10

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO (1) REGISTRATION IN COMPLIANCE WITH SUCH ACT AND SUCH STATE LAWS OR (2) AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.

ANY PAYMENT REQUIRED UNDER SECTIONS 9 OR 10 OF THIS WARRANT IS SUBORDINATED TO OTHER INDEBTEDNESS PURSUANT TO, AND TO THE EXTENT PROVIDED IN, AND IS OTHERWISE SUBJECT TO THE TERMS OF, THE INTERCREDITOR AND SUBORDINATION AGREEMENT, DATED SEPTEMBER 24, 1999 (THE "SUBORDINATION AGREEMENT"), AS THE SAME MAY BE AMENDED, MODIFIED OR OTHERWISE SUPPLEMENTED FROM TIME TO TIME, BY AND AMONG UST DELIVERY SYSTEMS, INC. AND UNITED SHIPPING & TECHNOLOGY, INC., AS CO-BORROWERS, EACH SUBSIDIARY OF THE CO-BORROWERS LISTED ON EXHIBIT A THERETO, GENERAL ELECTRIC CAPITAL CORPORATION, AS AGENT, AND THE HOLDERS FROM TIME TO TIME OF THE OBLIGATIONS ARISING UNDER THE SUBORDINATED LOAN AGREEMENT REFERRED TO IN THE SUBORDINATION AGREEMENT, INCLUDING, WITHOUT LIMITATION, THIS WARRANT.


                                     WARRANT

                           TO PURCHASE COMMON STOCK OF

                       UNITED SHIPPING & TECHNOLOGY, INC.

                               SEPTEMBER 24, 1999


            United Shipping & Technology, Inc., a Utah corporation (the "Company"), does hereby certify and agree that Bayview Capital Partners LP, a Delaware limited partnership or its successors and assigns ("Bayview" or "Holder") are hereby entitled to purchase from the Company 1,366,220 shares of the Company's Common Stock (the "Exercise Quantity"), all upon the terms and provisions and subject to adjustment as provided in the Note and Warrant Purchase Agreement between the Company, Bayview and UST Delivery Services, Inc., dated the date hereof (the "Purchase Agreement") and this Warrant (the "Warrant"). The exercise price of the Common Stock for which this Warrant is exercisable shall be $3.3125 per share, subject to adjustment as provided below (the "Exercise Price"). Capitalized terms used and not otherwise defined in this Warrant shall have the meanings respectively assigned to them in the Purchase Agreement.

            This Warrant is subject to the following provisions, terms and conditions:

            1. Term of Warrant. The term of this Warrant commences as of the date hereof and expires at 5:00 P.M., Minneapolis time, on September 24, 2009 (the "Expiration Date").

            2. Exercise. This Warrant may be exercised by the record holder of this Warrant at any time on or after the date hereof, and thereafter during the term of this Warrant, in whole or in part from time to time, by (a) providing written notice of exercise to the Company on or before the intended date of exercise, (b) surrendering the Warrant (properly endorsed if required) at the

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principal office of the Company, and (c) paying an amount equal to the Exercise
Price multiplied by the number of shares of Common Stock being purchased. At the option of the Holder, payment of the Exercise Price may be made either by (x) check payable to the order of the Company, (y) surrender of stock certificates then held representing, or deduction from the number of shares issuable upon exercise of this Warrant, that number of shares which has an aggregate current market price on the date of exercise equal to the aggregate Exercise Price for all shares to be purchased pursuant to this Warrant, or (z) any combination of the foregoing methods. Upon the proper exercise of this Warrant, the Company will issue and deliver (or cause to be delivered) to the Holder, stock certificates for that number of shares of Common Stock purchased. In the event of a partial exercise of this Warrant, the Company will issue and deliver to the Holder a new Warrant at the same time such stock certificates are delivered, which new Warrant will entitle the Holder to purchase the balance of the shares not purchased in that partial exercise and will otherwise be upon the same terms and provisions as this Warrant. Notwithstanding anything to the contrary in this
Section 2, with respect to partial exercises of this Warrant, the Holder agrees that such partial exercises will not be for less than 100,000 shares of Common Stock; provided that such requirement will be adjusted in accordance with any adjustments to the Exercise Quantity under this Warrant.

            3. Issuance of Shares. The Company agrees that the shares of Common Stock purchased hereby will and are deemed to be issued to the Holder as of the close of business on the date on which this Warrant is surrendered and payment is made for such shares as provided in Section 2 above. Certificates for the shares of stock so purchased will be delivered to the Holder within a reasonable time, not exceeding thirty (30) days after the rights represented by this Warrant have been exercised, and, unless this Warrant has expired, a new Warrant representing the number of shares, if any, with respect to which this Warrant has not been exercised will also be delivered to the Holder within such time.

            4. Covenants of Company.

            (a) The Company covenants and agrees that all shares which may be issued upon the exercise of this Warrant will, upon such issuance, be duly authorized and issued, fully paid, nonassessable and free from all taxes, liens and charges with respect to the issue thereof, and without limiting the generality of the foregoing, the Company covenants and agrees that it will from time to time take all such action as may be required to assure that the par value per share (if any) of the Common Stock is at all times equal to or less than the then effective purchase price per share of the Common Stock issuable pursuant to this Warrant. The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of issue or transfer upon exercise of the subscription rights evidenced by this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant.

            (b) The Company covenants and agrees that it will not declare, make or pay any cash dividend or other cash distribution, with respect to the Common Stock except that cash dividends will be permitted so long as such dividends are not prohibited by any contractual obligation of the Company.

            5. Anti-dilution Adjustments. The above provisions are subject to the following:

            (a) Upon any adjustment of the Exercise Price as provided in this
Section 5, the Exercise Quantity shall be adjusted such that at the Exercise Price resulting from such adjustment, the new Exercise Quantity shall be obtained by multiplying the former Exercise Quantity by a fraction (i) the numerator of which shall be the Exercise Price in effect immediately prior to such adjustment and (ii) the denominator of which shall be the Exercise Price resulting from such adjustment. Further, the Company will give written notice of each adjustment, by first class mail, postage prepaid, addressed to the Holder at the address shown on the books of the Company, which notice will state the Exercise Price and Exercise Quantity resulting from such adjustment and will set forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

            (b) In case the Company at any time hereafter subdivides or combines the outstanding shares of Common Stock or declares a dividend payable in shares of Common Stock, the Exercise Price in effect immediately prior to the subdivision, combination or record date for such dividend payable in Common Stock will be proportionately increased (in the case of a combination) or decreased (in the case of a subdivision or dividend payable in Common Stock), and the Exercise Quantity will be adjusted in accordance with Section 5(a) above.

            (c) If the Company shall issue (or, pursuant to Section 5(c)(iii) below, shall be deemed to have issued) any Common Stock other than Excluded Stock (as defined below) for a consideration per share less than the Market Value (as defined in Section 9(d) below) on the date the Company fixes the purchase price for such Common Stock (excluding stock dividends, subdivisions, split-ups, combinations or recapitalizations which are addressed by Sections 5(b) or (e)), the Exercise Price in effect immediately after each such issuance shall be reduced, concurrently with such issuance, to a price (calculated to the nearest cent) determined by multiplying the applicable Exercise Price immediately prior to such issuance by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock and Common Stock Equivalents (as defined in Section 6 below) outstanding immediately prior to such issuance plus the number of shares of Common Stock which the aggregate consideration received by the Company for such issuance would purchase at such Market Value per share, and the denominator of which shall be the number of shares of Common Stock and Common Stock Equivalents outstanding immediately after such issuance.

            For the purposes of any adjustment of the Exercise Price pursuant to this Section 5(c), the following provisions shall be applicable:

            (i) In the case of the issuance of Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor after deducting any discounts or commissions paid or incurred by the Company in connection with the issuance and sale thereof.

            (ii) In the case of the issuance of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined in good faith by the Board of Directors.

            (iii) In the case of the issuance of (A) options to purchase or rights to subscribe for Common Stock, (B) securities, by their terms, convertible into or exchangeable for Common Stock, (C) options to purchase or rights to subscribe for securities, by their terms, convertible into or exchangeable for Common Stock, or (D) stock appreciation rights, phantom stock or similar stock based compensation (the "Units") issuable to Wade Wilson or Jenny Skinner pursuant to paragraph 3 of those certain letter agreements dated September 23, 1999 or any definitive agreement related thereto:

                  (1) the aggregate maximum number of shares of Common Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subdivisions (i) and (ii) above of this Section 5(c)), if any, received by the Company upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common Stock covered thereby;

                  (2) the aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities or the Units, or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof, shall be deemed to have been issued at the time such securities or Units were issued or such options or rights were issued and for a consideration equal to the consideration received by the Company for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional minimum consideration, if any, to be received by the Company upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subdivisions (i) and (ii) above of this Section 5(c));

                  (3) on any change in the number of shares of Common Stock
            deliverable upon exercise of any such options or rights or conversion of or exchange for such convertible or exchangeable securities, or on any change in the minimum purchase price of such options, rights or securities, other than a change resulting from the antidilution provisions of such options, rights or securities, the Exercise Price shall forthwith be readjusted to such Exercise Price as would have been obtained had the adjustment made upon (a) the issuance of such options, rights or securities not exercised, converted or exchanged prior to such change or (b) the options or rights related to such securities not converted or exchanged prior to such change, as the case may be, been made upon the basis of such change;

                  (4) other than any expiration or termination of the Units, on the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Exercise Price shall forthwith be readjusted to such Exercise Price as would have been obtained had the adjustment made upon the issuance of such options, rights, convertible or exchangeable securities or options or rights related to such convertible or exchangeable securities, as the case may be, been made upon the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such options or rights, upon the conversion or exchange of such convertible or exchangeable securities or upon the exercise of the options or rights related to such convertible or exchangeable securities, as the case may be; and

                  (5) for purposes of the issuance of the Units under Section
            5(c)(iii), the Market Value on the date of issuance shall be deemed to be $3.3125 per share and the consideration received, and to be received upon any conversion or exchange of the Units, by the Company shall be deemed to be zero.

            (iv) "Excluded Stock" shall mean (A) all shares of Common Stock issued upon the exercise or conversion of currently issued and outstanding Common Stock Equivalents in accordance with their terms, or (B) all shares of Common Stock or Common Stock Equivalents issued pursuant to the Company's 1995 Stock Option Plan or 1996 Director Stock Option Plan at a price not less than the Fair Market Value (as such term is defined in such plans as in effect on the date hereof) at the date of grant; provided, however, the Units shall not be Excluded Stock.

            (d) No fractional shares of Common Stock are to be issued upon the exercise of the Warrant, but the Company shall pay a cash adjustment in respect of any fraction of a share which would otherwise be issuable in an amount equal to the same fraction of the market price per share of Common Stock on the day of exercise as determined in good faith by the Company.

            (e) In the event that any capital reorganization or reclassification of the capital stock of the Company, or the consolidation or merger of the Company with another corporation, or the sale of all or substantially all of the Company's assets to another corporation is effected in such a way that the Company's common stockholders will be entitled to receive stock, securities or assets with respect to or in exchange for their Common Stock (an "Exchange Event"), then, from and after such Exchange Event, the Warrant will be exercisable, upon the terms and conditions specified in this Warrant, for an amount of such stock, securities or assets to which a holder of the number of shares of Common Stock purchaseable upon exercise of the Warrant at the time of such Exchange Event would have been entitled to receive upon such Exchange Event. Appropriate provisions will be made with respect to the rights and interests of the Holder to ensure that the provisions of this Warrant (including without limitation the provisions to adjust the Exercise Price and the number of shares purchasable upon the exercise of this Warrant) will be applicable, as nearly as may be, in relation to any such stock, securities or assets deliverable upon the exercise of this Warrant after an Exchange Event. The Company will not effect any Exchange Event unless, prior to the consummation thereof, the successor or purchasing corporation (if other than the Company) with respect to such Exchange Event, assumes by written instrument executed and delivered to the Holder at the address of such Holder as shown on the books of the Company, the obligation to deliver to such Holder such stock, securities or assets as, in accordance with the foregoing provisions, such Holder may be entitled to purchase.

            6. Preemptive Rights. In the event that at any time after the date hereof the Company proposes to issue Common Stock or Common Stock Equivalents (as defined below), the Company will give written notice to the Holders of this Warrant and any Common Stock issued upon exercise of this Warrant, describing such proposal at least thirty (30) days in advance of such issuance. Each such Holder will then have the right, exercisable by written notice given to the Company no later than twenty (20) days after receipt of the Company's notice, to purchase its pro rata share (assuming the conversion of all Common Stock Equivalents to Common Stock except for options issued pursuant to the Company's 1995 Stock Option Plan or 1996 Director Stock Option Plan) of the Common Stock or Common Stock Equivalents proposed to be issued by the Company on the same price and terms as are proposed by the Company. "Common Stock Equivalents" means all options, warrants (including this Warrant), convertible securities, securities, and other rights to acquire from the Company shares of Common Stock (without regard to whether such options, warrants, convertible securities, securities and other rights are then exchangeable, exercisable or convertible in full, in part or at all). The rights granted under this Section 6 do not apply to issuances of Common Stock or Common Stock Equivalents (a) in a public offering pursuant to a registration statement under the Securities Act, or (b) pursuant to the Company's 1995 Stock Option Plan or 1996 Director Stock Option Plan in an aggregate amount not exceeding 1,125,250 shares, or (c) the exercise or conversion of currently issued and outstanding Common Stock Equivalents in accordance with their terms.

            7. No Voting Rights. This Warrant, as such, does not entitle the Holder to any voting rights or other rights as a stockholder of the Company.

            8. Transfer of Warrant or Shares. The Holder acknowledges that it has obtained this Warrant for investment and not with the intention of making any resale or distribution. The Holder further acknowledges (a) that neither this Warrant nor any of the shares of Common

Stock obtainable under it have been registered under the Securities Act of 1933 (the "Securities Act") or any state securities statutes, and (b) that neither this Warrant nor any shares of Common Stock obtainable under it may be transferred without such registration or an opinion of legal counsel reasonably acceptable to the Company that such transfer may be made without registration. Subject to the foregoing, the Company agrees that this Warrant is transferable in whole or in part.

            9. Put Rights of the Holders.

            (a) Put of the Warrant Stock. At any time and from time to time after the earlier to occur of (i) the fifth anniversary of the date hereof, (ii) any Sale Transaction (as defined below), (iii) any Event of Default under the Purchase Agreement other than an Event of Default under Section 9.01(c) of the Purchase Agreement, or (iv) any Event of Default under Section 9.01(c) of the Purchase Agreement that results in the acceleration of the indebtedness evidenced by the Note, any Holder of the Warrant or any Holder of shares of Common Stock issued pursuant to this Warrant (the "Warrant Stock"), will have the right to sell all or any portion of its Warrant or Warrant Stock to the Company, and the Company will be obligated to purchase such Warrant or Warrant Stock, subject to the following terms and conditions (the "Put Right"):

            (i) The Holder will give the Company thirty (30) days written notice, in the form of Exhibit A (the "Notice of Put"), of the Holder's intention to exercise the Put Right. The date of the Notice of Put, or such later date as specified in the Notice of Put, is the "Put Date." The Company agrees to give all Holders of the Warrant or Warrant Stock not less than sixty (60) days prior written notice of any proposed Sale Transaction.

            (ii) Within twenty (20) business days after the Put Date, the Company will give all other Holders of the Warrant or Warrant Stock, if any, written notice of the Company's receipt of a Notice of Put. This notice must specify (A) the amount of the Warrant or Warrant Stock covered by the Notice of Put, (B) the Put Repurchase Date (as defined below), (C) the Put Exercise Price (as defined below), and (D) the location to which the Warrant or Warrant Stock must be presented and surrendered for repurchase. Such other Holders of Warrant or Warrant Stock will then have the right, to be exercised by providing the Company a written Notice of Put within five (5) business days after receipt of the Company's notice, to require the Company to repurchase all or any portion of such Holders' Warrant or Warrant Stock on the Put Repurchase Date and on the same terms as the Holder who first gave the Notice of Put under Section 9(a)(i).

            (iii) The Company will fix a date for the repurchase of the Warrant Stock, which date must be between ninety (90) and one hundred (100) days after the Put Date (the "Put Repurchase Date"), or such shorter period as may be reasonably practicable under the circumstances.

            (iv) On the Put Repurchase Date, the Company will deliver payment, in same-day funds, to each Holder issuing a Notice of Put in an amount equal to the aggregate Put Exercise Price (as defined below) applicable to such Holder's Warrant or Warrant Stock to be repurchased.

            (b) Remaining Warrants and Warrant Stock. In the event of a partial exercise of a Put Right, the remaining Warrants and Warrant Stock will continue to enjoy the same benefits provided herein as they enjoyed immediately preceding such exercise of the Put Right.

            (c) Survival. The obligations of the Company under this Section 9 will survive the exercise of the Warrant. The Put Right will terminate with respect to the Warrant and any Warrant Stock upon the Expiration Date. In addition, upon the transfer of any Warrant Stock by Bayview, other than transfers to any general or limited partner or other affiliate of Bayview, the Put Right will terminate with respect to such transferred Warrant Stock.

            (d) Definitions. The following terms have the meanings indicated below for purposes of Sections 9 and 10:

            (i) "Sale Transaction" means a single transaction or series of transactions resulting in (A) a sale, exchange, issuance, or other disposition of fifty percent (50%) or more of the ownership of the Company by or through the Company and/or its shareholders (other than a recapitalization of the Company resulting in no change in ownership), (B) any sale, transfer, or other disposition by the Company of assets with a fair market value equal to or greater than fifty percent (50%) of the aggregate fair market value of all assets of the Company immediately prior to such sale, transfer, or other disposition (other than sales of inventory in the ordinary course of business); provided that, for purposes of this definition, such transaction or series of transactions include, without limitation, a merger, consolidation, joint venture, tender offer, exchange offer, equity investment in the Company, or other similar transaction.

            (ii) "Put Exercise Price" means (A) the Fair Value of the Common Stock determined as of the Put Date, divided by (B) the number of shares of Common Stock outstanding as of the Put Date, provided, however, that with respect to the Warrant, prior to its exercise, the Put Exercise Price will be reduced by the Exercise Price in effect on the Put Date.

            (iii) "Fair Value" means the fair value of the Common Stock as mutually agreed to by the Holder and the Company, or, if they do not agree to such value within twenty (20) days of the Put Date, the greater of (A) the Market Value, or (B) the Adjusted EBITDA Value.

            (iv) "Market Value" means the fair value of the Common Stock determined by an independent professional appraiser mutually selected by the Holder and the Company. In the event that the Holder and the Company are unable to mutually select an appraiser within twenty (20) days of the Put Date, then the Holder and the Company will each select an independent professional appraiser who will jointly select a third independent professional appraiser to conduct the appraisal. Each such appraiser must be selected within thirty (30) days of the Put Date, and, if either the Holder or the Company fails to select an appraiser within such time period, then the appraiser selected by the other party will determine the Market Value. In no event will any appraiser apply any discounts for illiquidity, lack of control or other similar factors in determining the Market Value. All costs associated with the appraisal will be borne equally by the Company and the Holder. Notwithstanding the foregoing, if the Company's Common Stock is listed and trading on a national securities exchange or on the Nasdaq National Market System, Market Value means, on a per share basis, the average closing sale price per share of the Common Stock for the twenty (20) trading days immediately preceding any date of determination.

            (v) "Adjusted EBITDA Value" means the sum of (A) the EBITDA of the Company for the twelve months preceding the Put Date times 6.0, plus (B) the cash and cash equivalents of the Company as of the Put Date, minus (C) the indebtedness for borrowed money of the Company as of the Put Date, all as determined in accordance with GAAP.

            (vi) "EBITDA" means, for any specified period, the net income of the Company plus (A) deductions for interest expense, income taxes, depreciation and amortization, minus (B) extraordinary income and gains (losses) on sales of assets, all as determined in accordance with GAAP.

            10. Call Rights of the Company.

            (a) Call Right. At any time and from time to time after the sixth anniversary of the date hereof, the Company will have the right, exercisable upon not less than thirty (30) days prior written notice to the Holder, to repurchase the Warrant or the Warrant Stock for cash at a per share purchase price equal to the Put Exercise Price as determined under Section 9 above (the "Call Right"). The Call Right will terminate at the same time and to the extent of any termination of the Put Right under Section 9(c) above.

            (b) Sale Transaction Subsequent to Call. In the event that a Sale Transaction occurs, or an agreement or plan to effect a Sale Transaction is entered into, within six (6) months of the date on which the Warrant or Warrant Stock are repurchased pursuant to the Call Right, the Company agrees to pay the Holder the excess, if any, of (i) the amount the Holder would have received if the Holder's Warrant or Warrant Stock remained outstanding through the date of the Sale Transaction less (ii) the amount actually received by the Holder in connection with the purchase of the Holder's Warrant or Warrant Stock pursuant to the Call Right.

            11. Registration Rights.

            (a) Incidental Registration. Each time the Company proposes to file any registration statement under the Securities Act in connection with the proposed offer and sale of Common Stock (other than a registration statement on a form that does not permit the inclusion of shares by its security holders) (a "Registration Statement"), it will notify all the Holders of this Warrant or any Warrant Stock at least thirty (30) days prior to such filing and will include in the Registration Statement (to the extent permitted by applicable regulation), all or any portion of the Warrant Stock to the extent requested by any Holder. Notwithstanding the foregoing, the number of shares of Warrant Stock proposed to be registered on behalf of the Holders will be reduced pro rata with any other selling shareholder (other than the Company and CEX Holdings, Inc.) upon the good faith request of the managing underwriter of such offering. If the Registration Statement has not become effective within six (6) months following the date notice is given to the Holders, the Company must again notify the Holders in the manner provided above.

            (b) Demand Registration. The Holders of fifty percent (50%) or more of the Warrant Stock purchased or purchasable upon exercise of the Warrant (excluding any Warrant Stock that has previously been sold pursuant to a Registration Statement) may request the registration of the Warrant Stock. Upon receipt of such request, the Company will mail (by certified or registered mail, return receipt requested) to each Holder of this Warrant or any Warrant Stock, at their last known post office address, written notice of such request, and each Holder will have twenty (20) days from the date of deposit of such notice in the U.S. Mail to notify the Company in writing whether such Holder wishes to include their Warrant Stock in such registration. The Company will promptly use its best efforts to register under the Securities Act all Warrant Stock which the Holders request in writing to be registered, and in a manner corresponding to the methods of distribution described in such Holders' request. The Holders may exercise the demand registration rights described in this Section 11(b) only twice. In addition, the Holders may only exercise the demand registration rights described in this Section 11(b) if the Company is entitled to use Form S-3 (or any successor form to Form S-3) to register the Warrant Stock unless the Company fails to meet any requirement for the use of Form S-3 as a result of any act or omission that is reasonably within the control of the Company.

            (c) Expenses. All expenses of any registrations referred to in this
Section 11, except the fees of legal counsel to such Holders and any underwriting commissions or discounts, and transfer taxes applicable to the Warrant Stock, will be borne by the Company.

            (d) Miscellaneous. The Company will furnish to each Holder for whom a Registration Statement has been filed a reasonable number of copies of any prospectus included in such filing and will amend or supplement the same as required during the period of required use thereof. The Company will maintain the effectiveness of any Registration Statement filed by the Company, whether or not at the request of the Holders, until all the Warrant Stock registered under such Registration Statement are sold pursuant thereto or six (6) calendar months, whichever is shorter. In the case of the filing of any Registration Statement, and to the extent permissible under the Act and controlling precedent thereunder, the Company and the Holders of Warrant Stock covered by such Registration Statement will provide cross indemnification agreements to each other in customary scope covering the accuracy and completeness of the information furnished by each. Holders of Warrant Stock being so registered agree to cooperate with the Company in the preparation and filing of any such Registration Statement, and in the furnishing of information concerning the Holder for inclusion therein, or in any efforts by the Company to establish that the proposed sale is exempt under the Act as to any proposed distribution.

            12. Governing Law. This Warrant will be construed and enforced in accordance with the substantive laws of the State of Minnesota without giving effect to its conflict of laws principles.

            13. Consent to Jurisdiction; Jury Waiver. AT THE OPTION OF THE HOLDER, THIS WARRANT MAY BE ENFORCED IN ANY FEDERAL COURT OR MINNESOTA STATE COURT SITTING IN HENNEPIN COUNTY; AND THE COMPANY CONSENTS TO THE JURISDICTION AND VENUE OF ANY SUCH COURT AND WAIVES ANY ARGUMENT THAT VENUE IN SUCH FORUMS IS NOT CONVENIENT. IN THE EVENT THE COMPANY COMMENCES ANY ACTION IN ANOTHER JURISDICTION OR VENUE ARISING OUT OF OR RELATING TO THIS WARRANT, THE HOLDER, AT ITS OPTION, IS ENTITLED TO HAVE THE CASE TRANSFERRED TO ONE OF THE JURISDICTIONS AND VENUES DESCRIBED ABOVE, OR IF SUCH TRANSFER CANNOT BE ACCOMPLISHED UNDER APPLICABLE LAW, TO HAVE SUCH CASE DISMISSED WITHOUT PREJUDICE. THE COMPANY HEREBY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION BASED ON OR PERTAINING TO THIS WARRANT.


                                    * * * * *

            IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer and dated as of the date first above written.


                                        UNITED SHIPPING & TECHNOLOGY, INC.


                                        By:  ___________________________________
                                             Name:
                                             Title:

                                                                       Exhibit A
                                  NOTICE OF PUT

United Shipping & Technology, Inc.
Attention:  President
9850 51st Avenue North, Suite 110
Plymouth, MN 55442

            This Notice of Put is given pursuant to Section 9(a) of the Warrant dated as of ________ ___, 1999 (the "Warrant") issued to Bayview Capital Partners LP ("Bayview"). Unless otherwise defined herein, terms used herein shall have the meanings assigned to them in the Warrant.

            The undersigned Holder of the Warrant or Warrant Stock hereby elects to exercise its right to put its Warrant to the extent of __________ shares of the current Exercise Quantity and/or to the extent of _________ shares of Warrant Stock as set forth below:

            1. The total Put Exercise Price applicable to all of Holder's Warrant or Warrant Stock is $______________, which has been calculated as set forth on the attached schedule.

            2. The amount to be paid to the Holder for the Warrant and Warrant Stock covered by this Notice of Put is $__________ (the "Put Payment").

            3. The Warrant and Warrant Stock covered by this Notice of Put is enclosed herewith.

            4. The Put Date with respect to the Warrant and Warrant Stock covered by this Notice of Put is ________________.

            Please deposit the amount of the Put Payment to the account of the Holder at _________________________, Account No. ______________ by no sooner than ninety (90) and no later than one hundred (100) calendar days from the Put Date.

            To the extent this put is exercised with respect to less than all of the Warrant, the undersigned Holder requests that a new Warrant of like tenor (exercisable for the balance of the shares of Common Stock underlying this Warrant) be issued and delivered to the undersigned Holder at the address on the warrant register of the Company.


Dated:___________________             __________________________________________
                                      (Name of Registered Holder - Please Print)

                                      By__________________________________
                                        (Signature of Registered Holder or
                                         of Duly Authorized Signatory)

                                      Title________________________________